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                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of and incorporation by reference of our report dated February 5, 1999, with respect to the consolidated financial statements of TheraTech, Inc. for the years ended December 31, 1998 and 1997, included in Watson Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, and included and incorporated by reference in this Registration Statement (Form S-3) and related prospectus of Watson Pharmaceuticals, Inc. for the registration of 2,839,306 shares of its common stock.


/s/  ERNST & YOUNG LLP

Salt Lake City, Utah
January 3, 2001